Ex 10.4

LOAN PURCHASE AGREEMENT
(Tier I)
THIS LOAN PURCHASE AGREEMENT (this “Agreement”), is made as of April 8, 2020 (the “Effective Date”), by and between (a) CURO Receivables Holdings II, LLC, a Delaware limited liability company (the “Purchaser”) and (b) Advance Group, Inc., a Nevada corporation, Avio Credit, Inc., a Delaware corporation, Cash Colorado, LLC, a Nevada limited liability company, Concord Finance, Inc. a Nevada corporation, FMMR Investments, Inc., a Nevada corporation, Galt Ventures, LLC, a Kansas limited liability company, Principal Investments, Inc., a Nevada corporation, SCIL, Inc., a Nevada corporation, and Speedy Cash Illinois, Inc., a Nevada corporation (collectively, the “Sellers”). Each party to this Agreement may be referred to herein as a “Party” or, collectively, as the “Parties.” Capitalized terms used herein without definition are used as defined in the Loan Agreement, dated as of the date hereof (the “Loan Agreement”), by and among CURO Receivables Finance II, LLC, the other Account Obligors (as defined therein) party thereto, the financial institutions from time to time party thereto as Lenders, and Midtown Madison Management LLC, as administrative, payment and collateral agent for itself, as a Lender, and for the other Lenders (in such capacities, “Agent”).
Recitals
WHEREAS, Purchaser wishes to purchase, and each Seller wishes to sell, certain Eligible Receivables (as defined in the Loan Agreement) or, in the case of Eligible Bank Partner Receivables, the related Participation Interest) on the terms and conditions stated herein.
NOW, THEREFORE, in consideration of the promises and the covenants hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
Agreement
1.Definitions. For the purposes of this Agreement, the following terms shall have the meanings indicated:
(a)    “Confidential Customer Information” shall mean Customer Information or other information about Account Obligors that is required to be kept confidential by the Applicable Law or any Governmental Authority.
(b)    “Customer Information” shall mean nonpublic information relating to Account Obligors including without limitation, names, addresses, telephone numbers, e-mail addresses, credit information, account numbers, social security numbers, loan balances or other loan information, and lists derived therefrom and any other information required to be kept confidential by Governmental Authorities or Applicable Law.
(c)    “Insolvency or Liquidation Proceeding” shall mean (i) any voluntary or involuntary case or proceeding under any Debtor Relief Law with respect to any Seller, (ii) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership,

Ex 10.4

liquidation, reorganization or other similar case or proceeding with respect to such obligor or with respect to any of any Seller’s assets, (iii) any liquidation, dissolution, reorganization or winding up of any Seller, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (iv) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Seller.
(d)    “Material Contract” shall mean any contract or other arrangement to which any Seller is a party (other than this Agreement) for which breach, nonperformance, cancellation, termination or failure to renew could reasonably be expected to have a Material Adverse Effect.
(e)    “Proceeding” shall mean any action, suit, proceeding, inquiry or investigation before or by any court, public board or government agency.
(f)    “Purchase Price” shall mean an amount equal to one-hundred percent (100%) of the Receivable Balance of the Eligible Receivables sold by (or, in the case of Eligible Bank Partner Receivables, the related Participation Interest sold by) any Seller to the Purchaser in any Purchase.
(g)    “Purchased Receivable” shall mean any Receivable or Participation Interest purchased by Purchaser hereunder.
2.    Purchase of Receivables.
(a)    Purchase. On the Effective Date and from time to time (each such date of sale, a “Sale Date”), Purchaser shall purchase from each Seller, and each Seller shall sell to Purchaser, the Receivables (or, in the case of Eligible Bank Partner Receivables, the related Participation Interest) listed on Schedule I hereto, as may be updated from time to time by any Seller (each such purchase, a “Purchase”) for the Purchase Price of the Eligible Receivables sold (or, in the case of Eligible Bank Partner Receivables, the related Participation Interest sold) in such Purchase. On each Sale Date, the applicable Seller shall and hereby does sell, transfer, assign, set over and convey to Purchaser all rights, title and interest of such Seller in and to the Receivables sold (or, in the case of Eligible Bank Partner Receivables, the related Participation Interest sold) to Purchaser on such Sale Date. The Receivables Balance of the Purchased Receivables shall be calculated and agreed to by the Parties, and each Seller’s applicable portion of any applicable Purchase Price shall be paid by Purchaser to each Seller by wire transfer of immediately available funds in accordance with instructions previously provided in writing by each Seller. The Purchase Price may be paid in several transfers of funds which in total will equal the Purchase Price. To the extent the Purchase Price for the related Purchased Receivables exceeds the aggregate amount of cash available to be paid by Purchaser, such excess shall be treated as a capital contribution by the applicable Seller to Purchaser. The closing (“Closing”) of any Purchase shall occur at a location mutually agreeable to the Parties. At the Closing, each Seller shall provide access or otherwise make available to Purchaser or one of its designees all of the Portfolio Documents.
(b)    No Recourse. The sale of Purchased Receivables to Purchaser (i) is without recourse, representation or warranty of any kind, either expressed or implied, except as may otherwise be expressly contained herein, including, without limitation, the representations and warranties set forth in Section 5(a), and (ii) to the extent permitted to be transferred under applicable Law, includes

Ex 10.4

all claims, suits, causes of action and any other right of any Seller whether known or unknown, against, Account Obligors, agents, representatives, contractors, advisors or any other Person arising under or in connection with the underlying Portfolio Documents or that is in any way based on or related to any of the foregoing or the loan transactions governed thereby, including, without limitation, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold pursuant to this Agreement.
(c)    Securities Laws. Purchaser acknowledges and agrees that (i) the sale of Purchased Receivables hereunder does not involve, nor is it intended in any way to constitute, the sale of a “security” within the meaning of any applicable securities laws and (ii) it is not contemplated that any filing will be made with any regulatory agency or pursuant to the securities laws of any other jurisdiction in connection with the sale of Purchased Receivables hereunder.
(d)    Rights and Remedies. In the event of an indemnifiable event as contemplated under Section 12(a) or in the event of any failure by Purchaser to perform any of its obligations under this Agreement, each Seller shall have all rights and remedies available under this Agreement at law and in equity.
(e)    True Sale. Each Seller and Purchaser agree that the transactions contemplated hereby are intended to be and shall constitute sales of the Purchased Receivables transferred pursuant to Section 2(a) above, and are not intended to be financings or loans by Purchaser to such Seller. The sale of each Purchased Receivable pursuant to Section 2(a) above transfers to Purchaser all of such Seller’s right, title and interest in and to such Purchased Receivable, and such Seller will not retain any residual rights with respect to any Purchased Receivable. It is intended that the beneficial interest in and title to the Purchased Receivables shall not be part of such Seller’s estate in the event of the filing of a bankruptcy petition by or against such Seller under any Debtor Relief Law.
(f)    Grant of Security Interest. Notwithstanding the intent of the Parties, in the event that the transactions contemplated hereby are construed to be financings by Purchaser to the related Seller or the Purchased Receivables and other Purchased Receivable Assets are determined or held to be property of a Seller, then (a) such Seller hereby grants to Purchaser a present and continuing security interest in and to the following, whether now existing or hereafter created: all Purchased Receivables (including all related property, including all of the related Portfolio Documents for such Purchased Receivables and all proceeds (as defined in the UCC) of all of the foregoing (collectively, the “Purchased Receivable Collateral”)); (b) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC; (c) the transfers of the Purchased Receivables and other Purchased Receivable Collateral provided for herein shall be deemed to be a grant by such Seller to Purchaser of a first priority lien upon and security interest in all of such Seller’s right, title and interest in and to the Purchased Receivable Collateral; (d) the possession by Purchaser of the Purchased Receivables and other Purchased Receivable Collateral and such other items of property as constitute instruments, chattel paper, money, negotiable documents, general intangibles or accounts shall be deemed to be “possession by the secured party” for purposes of perfecting the lien or security interest pursuant to the UCC, including Section 9-305 of the UCC; (e) Purchaser is hereby authorized to take all necessary or appropriate actions to perfect its security interest in the Purchased Receivable Collateral, including without limitation authorization to file

Ex 10.4

financing statements on form UCC-1 naming Purchaser as secured party and such Seller as debtor, and identifying the Purchased Receivable Collateral as collateral therein; and (f) notifications to Persons holding such property and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of Purchaser for the purpose of perfecting such lien or security interest under the UCC. Any assignment of the interests of Purchaser in the Purchased Receivables pursuant to any provision hereof shall also be deemed to be an assignment of any lien or security interest created hereby in the Purchased Receivable Collateral.
Each Seller shall not create or permit any security interest in Purchased Receivable Collateral, except in favor of Purchaser, and, if necessary, shall modify any previously executed loan or security agreement to eliminate any security interest granted in the Purchased Receivable Collateral, including without limitation any security interest in such Purchased Receivable Collateral as proceeds or as after acquired property.
To the extent consistent with this Agreement, each Seller and Purchaser shall take such actions as may be deemed reasonably necessary or appropriate such that, if this Agreement were deemed to create a lien upon or security interest in the Purchased Receivable Collateral and all such reasonably necessary or appropriate actions had been taken, such lien or security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement, including, without limitation, the execution and delivery by such Seller to Purchaser of all assignments, security agreements, financing statements and other documents Purchaser reasonably requests, in form and substance reasonably satisfactory to Purchaser.
(g)    Information Sharing. With respect to the sharing of any Customer Information or Confidential Customer Information relating to any Account Obligor with any affiliated or non-affiliated company, Purchaser, its Affiliates and agents shall comply with Applicable Law. Additionally, Purchaser and its Affiliates and agents shall not sell, transfer or otherwise convey Customer Information to any other Person other than in connection with a subsequent sale of the Purchased Receivables to a third party subject to Section 7 or to the Servicer or any subsequent servicer that is servicing the Purchased Receivables on behalf of the Purchaser.
3.    Privacy. Purchaser shall not distribute any Customer Information received from any Seller (or copies thereof) to any Person, except (A) as required by applicable Applicable Law or any Governmental Authority and to service and administer the Purchased Receivables, (B) to its Affiliates or (C) to its attorneys, accountants, and other parties to whom disclosure is required pursuant to litigation to enforce this Agreement or to defend the same, or in connection with tax filings.
4.    Costs and Expenses. No Party shall be responsible for any other Party’s costs, expenses, liabilities and disbursements incurred or paid in connection with this Agreement, or matters relating to or arising therefrom.

Ex 10.4

5.    Representations and Warranties.
(a)    Seller Representations. The representations and warranties made by each Seller shall not merge into any document associated herewith, shall survive and continue until the termination of this Agreement, and all of such representations and warranties made by each Seller under this Section 5(a) shall be enforceable at law or in equity against each Seller, its successors and assigns, by Purchaser and its successors and assigns. Each Seller hereby makes the following representations and warranties to Purchaser as of the date hereof and, with respect to each Purchased Receivable, as of the related Sale Date:
(i)    Organization and Good Standing. Each Seller is a limited liability company or corporation, as applicable, duly organized under the laws of the State of its formation or incorporation, validly existing and in good standing under the laws of such State, and has full power, authority and the legal right to own its properties and conduct its business as now conducted, and to execute, deliver and perform its obligations under this Agreement;
(ii)    Due Qualification. Each Seller (A) is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction where such qualification is necessary in order to perform its duties hereunder, (B) has obtained all licenses and approvals as required under federal and state law that are necessary to perform its duties hereunder and (C) is in compliance with its organizational documents;
(iii)    Due Authorization; Enforceability. Each Seller has the full power and authority to execute and deliver this Agreement and to perform all its obligations hereunder, including, without limitation, selling and transferring the Purchased Receivables hereunder. The execution, delivery and performance of this Agreement by each Seller including, without limitation, the sale and transfer of the Purchased Receivables hereunder, have been duly authorized by all necessary limited liability company action on its part and do not and will not contravene any provision of its organizational documents. This Agreement has been duly executed and delivered by each Seller and constitutes the legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and/or other similar laws and general equitable principles;
(iv)    No Conflict. The execution, delivery and performance by any Seller of this Agreement and the transactions contemplated hereby do not violate, conflict with or result in a breach or default under the organizational documents of any Seller, any federal, state or local law, rule or regulation applicable to any Seller or any agreement or other document to which any Seller is a party or by which it or any of its property is bound;
(v)    No Proceeding. There is no litigation, administrative proceeding or investigation before any court, tribunal or governmental body presently pending or threatened against any Seller which would have a Material Adverse Effect on the transactions contemplated by, or any Seller’s ability to perform its obligations under this Agreement;

Ex 10.4

(vi)    Receivables. The transfer of the Purchased Receivables in accordance with the terms hereof, shall be valid and free from all Taxes, Liens and charges with respect to the transfer thereof. Upon receipt of the Purchased Receivables hereunder, Purchaser will be vested with good and marketable title thereto, free and clear of all Taxes, Liens and charges with respect to the transfer thereof and shall be able to enforce the Purchased Receivables in accordance with their terms;
(vii)    No Consents. Each Seller is not required to obtain any consent, authorization, approval, order, license, franchise, permit, certificate or accreditation of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or authority or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement;
(viii)    Contracts. Each Seller (A) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect or (B) is not in violation of any term of or in default under any Material Contract that could reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect;
(ix)    Absence of Litigation. There is no Proceeding pending or, to the knowledge of each Seller, threatened in writing against or affecting any Seller which (A) could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, (B) if adversely determined, could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect or (C) questions the validity of this Agreement or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto;
(x)    No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to any Seller or its business, properties, prospects, operations or financial condition, that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect;
(xi)    Conduct of Business; Regulatory Permits. No Seller is in violation of any term of or in default under its certificate of formation or operating agreement or other governing documents. No Seller is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to such Seller (A) purporting to enjoin or restrain the execution, delivery or performance of this Agreement, or directing that the transactions provided for herein not be consummated as herein provided, or (B) to the extent any such violation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Each Seller possesses all material consents, authorizations, approvals, orders, licenses, franchises, permits, certificates, accreditations and permits and all other appropriate regulatory authorities necessary to conduct its business, and no Seller has received any notice of proceedings relating to the revocation or modification of any such consents, authorizations, approvals, orders, licenses, franchises, permits, certificates, accreditations or permits. Each Seller is in compliance with all laws, rules, regulations and ordinances of all applicable Governmental Authorities, including, without limitation, all applicable state regulatory and similar laws, rules, regulations and orders, except to the extent any

Ex 10.4

such non-compliance would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and
(xii)    Eligibility. As of the date of the related Purchase, each Purchased Receivable sold by such Seller to Purchaser on such date is (or, in the case of Participation Interests, the related Bank Partner Receivable is) an Eligible Receivable.
(b)    Seller Repurchase Obligations.
(i)    If any of the representations or warranties of a Seller contained in Section 5(a) are not true with respect to any Purchased Receivable on the applicable Sale Date (any such Purchased Receivable, an “Ineligible Receivable”), then on the date that is ten (10) Business Days (or such later date as may be agreed to in writing by both Purchaser and the Agent) after the earlier of (i) such Seller’s actual knowledge of such breach and (ii) receipt by such Seller of written notice thereof given by Purchaser or the Agent, such Seller shall repurchase such Ineligible Receivable from Purchaser (each such date on which such a repurchase occurs, a “Reassignment Date”) on such Reassignment Date for an amount equal to the outstanding Receivable Balance of such Ineligible Receivable (the “Reassignment Amount”). Such Reassignment Amount shall be paid (i) if such Reassignment Date is also a Sale Date, by reducing the Purchase Price payable by Purchaser to such Seller on such Sale Date, and (ii) if such Reassignment Date is not also a Sale Date or to the extent such Reassignment Amount exceeds the Purchase Price payable on such Sale Date, by such Seller making a wire transfer to the Collateral Account in an amount equal to such excess.
(ii)    Purchaser and each Seller agree that after payment of the Reassignment Amount for an Ineligible Receivable as provided above, Purchaser hereby automatically and without further action reconveys such Ineligible Receivable and all proceeds thereof to such Seller, without representation or warranty, other than the absence of Liens arising through or under Purchaser.
(c)    Purchaser Representations. The representations and warranties made by Purchaser shall not merge into any document associated herewith and shall survive and continue until the termination of this Agreement and shall be enforceable at law or in equity against Purchaser, its successors and assigns, by any Seller and their successors and assigns. Purchaser hereby makes the following representations and warranties to each Seller as of the date hereof and, with respect to each Purchased Receivable, as of the related Sale Date:
(i)    Organization and Good Standing. Purchaser is a limited liability company duly formed under the laws of the State of Delaware, validly existing and in good standing under Delaware law and has full power, authority and the legal right to own its properties and conduct its business as now conducted, and to execute, deliver and perform its obligations under this Agreement.
(ii)    Due Qualification. Purchaser is (A) duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction where such qualification is necessary in order to perform its duties hereunder, (B) has obtained all licenses and approvals as required under federal and state law that are necessary to perform its duties hereunder and (C) is in compliance with its organizational documents;

Ex 10.4

(iii)    Due Authorization; Enforceability. Purchaser has the full power and authority to execute and deliver this Agreement and to perform all its obligations hereunder. The execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all necessary trust action on its part and do not and will not contravene any provision of its organizational documents. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and/or other similar laws and general equitable principles;
(iv)    No Conflict. The execution, delivery and performance by Purchaser of this Agreement and the transactions contemplated hereby do not violate, conflict with or result in a breach or default under the organizational documents of Purchaser, any federal, state or local law, rule or regulation applicable to Purchaser or any agreement or other document to which Purchaser is a party or by which it or any of its property is bound;
(v)    No Proceeding. There is no litigation, administrative proceeding or investigation before any court, tribunal or governmental body presently pending or threatened against Purchaser which would have a material adverse effect on the transactions contemplated by, or Purchaser’s ability to perform its obligations under this Agreement;
(vi)    Purchaser Accepts “As-Is” Condition. EXECUTION OF THIS AGREEMENT SHALL CONSTITUTE AN ACKNOWLEDGEMENT BY PURCHASER THAT THE PURCHASE OF EACH PURCHASED RECEIVABLE WAS ACCEPTED WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR OTHERWISE (OTHER THAN THE REPRESENTATIONS AND WARRANTIES OF EACH ORIGINATOR CONTAINED IN THIS AGREEMENT) IN AN “AS-IS”, “WITH ALL FAULTS” CONDITION BASED SOLELY ON PURCHASER’S OWN INSPECTION. Purchaser acknowledges and agrees that no Seller has nor does represent, warrant or covenant the nature, accuracy, completeness, enforceability or validity of any of the Receivables or Portfolio Documents. All documentation, information, analysis and/or correspondence, if any, which is or may be sold, transferred, assigned and conveyed to Purchaser with respect to any and all Purchased Receivables or the Portfolio Documents are done so on an “as is” basis, with all faults; and
(vii)    Investment Representation. Purchaser hereby represents and warrants to each Seller that (A) the purchase of Purchased Receivables is a legal investment for Purchaser under applicable laws, (B) Purchaser has acquired and is acquiring the Purchased Receivables for its own account and not with a view to the sale, transfer or other distribution thereof other than in accordance with the exercise of any contractual rights of redemption it may have, (C) Purchaser realizes that the Purchased Receivables are not registered under any securities laws, (D) Purchaser understands that its purchase of Purchased Receivables involves a high degree of risk, (E) Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of the purchase of Purchased Receivables hereunder, (F) Purchaser can afford a complete loss of the sums advanced and to be advanced hereunder, (G) Purchaser acknowledges that it has been offered an opportunity to ask questions of and receive answers from officers of each Seller concerning all material aspects of this Agreement and the Purchased Receivables, and that

Ex 10.4

any request for such information has been fully complied with to the extent any Seller possesses such information or can acquire it without unreasonable effort or expense and (H) Purchaser recognizes that no governmental agency has passed upon the Purchased Receivables or this Agreement or made any finding or determination as to their fairness.
6.    Covenants of Purchaser. The following covenants shall be binding upon Purchaser and any subsequent purchasers or assignees of any of all of the Purchased Receivables:
(a)    Compliance with Law. In the performance of its collection efforts with respect to the Purchased Receivables, Purchaser agrees that it will comply with all requirements of the Gramm‑Leach‑Bliley Act and all applicable federal Laws including but not limited to the federal Fair Debt Collections Practices Act.
(b)    Use of Names. Purchaser or any subsequent purchaser or assignee shall use only Purchaser’s own name or the name of any subsequent purchaser or assignee when taking action in respect of any Purchased Receivable; provided that the Servicer may use its own name on behalf of the Purchaser when the Servicer is servicing any Purchased Receivable.
(c)    Information Sharing. With respect to the sharing of any Customer Information relating to any Account Obligor with any affiliated or non-affiliated company, Purchaser and each subsequent purchaser or assignee shall comply with the requirements of all applicable federal, state and local laws, rules and regulations, including, without limitation, the requirements of Regulation P as set forth in 15 U.S.C. §6801, et seq. Additionally, Purchaser and each subsequent purchaser or assignee shall not sell, transfer or otherwise convey Customer Information to any other Person other than in connection with a subsequent sale of the Purchased Receivables or to the Servicer or any subsequent servicer that is servicing the Purchased Receivables on behalf of the Purchaser.
(d)    Encryption System. The Purchaser and each subsequent purchaser or assignee agrees to use an encryption system for any receipt and/or transmittal of data relating to the Purchased Receivables.
(e)    Compliance. In the performance of its collection efforts, if any, and in the course of owning the Purchased Receivables, Purchaser and each subsequent purchaser or assignee agrees at all times to conform and comply, and shall require anyone acting for or on its behalf to conform and comply, with all Applicable Law applicable to the conduct of such activities and to the ownership, transfer or sale of the Purchased Receivables including, without limitation, the requirements of the Fair Debt Collection Practices Act (15 U.S.C. §1692 et seq.), the Fair Credit Reporting Act (“FCRA”), the U.S. Bankruptcy Code, and all usury laws. For any Purchased Receivable for which the applicable statute of limitations has run, Purchaser and each subsequent purchaser or assignee will not falsely represent that a lawsuit will be filed if the Account Obligor does not pay. Purchaser represents and warrants that it (or any entity it engages to collect debts) and each subsequent purchaser or assignee (or any entity such subsequent purchaser or assignees uses to collect debts) shall be licensed to collect any amounts due in the jurisdiction in which the Account Obligor lives or, if appropriate, maintains a domicile, if so required by such jurisdiction’s laws or regulations. If Purchaser and a subsequent purchaser or assignee reports to a major credit reporting agency such as Experian, Equifax and TransUnion, Purchaser and each subsequent purchaser or assignee will

Ex 10.4

report in its name alone or as such reporting agencies or the FCRA or other applicable law requires Purchaser to report.
(f)    Information Security. The Purchaser and each subsequent purchaser or assignee shall implement and maintain administrative, technical and physical safeguards designed to ensure the security of Customer Information pursuant to the Federal Financial Institutions Examination Council’s Interagency Guidelines and the Applicable Law (“Interagency Guidelines”), including but not limited to the following: (1) access controls on information systems, including controls to authenticate and permit access only to authorized individuals and controls to prevent its representatives from providing Customer Information to unauthorized individuals who may seek to obtain this information through fraudulent means; (2) access restrictions at physical locations containing Customer Information, such as buildings, computer facilities, and records storage facilities to permit access only to authorized individuals; (3) encryption of electronic Customer Information, including while in transit or in storage on networks or systems to which unauthorized individuals may have access; (4) procedures designed to ensure that information system modifications are consistent with the information security measures; (5) dual control procedures, segregation of duties, and employee background checks for representatives with responsibilities for or access to Customer Information; (6) monitoring systems and procedures to detect actual and attempted attacks on or intrusions into information systems; (7) response programs that specify actions to be taken when Purchaser detects unauthorized access to information systems, including immediate reports to the other parties; (8) measures to protect against destruction, loss or damage of Customer Information due to potential environmental hazards, such as fire and water damage or technological failures; (9) training staff to implement the information security measures; (10) regular testing of key controls, systems and procedures of the information security measures by independent third parties or staff independent of those that develop or maintain the security measures; and (11) appropriate measures to completely and permanently destroy “consumer information” (as defined in the Interagency Guidelines) by shredding, permanently erasing, or otherwise permanently rendering consumer information inaccessible and illegible. The Purchaser and each subsequent purchaser or assignee shall respond promptly and thoroughly to any requests for information concerning the respective information security measures implemented by such party.
(g)    Furnishing Information to Major Credit Bureaus. Purchaser and each subsequent purchaser or assignee has the right to report an Account Obligor’s delinquency on a Receivable to a consumer reporting agency, including the three major credit bureaus (i.e., Experian, TransUnion, Equifax).
(h)    Notification of Account Obligors and Third Parties. If required by Applicable Law, Purchaser and each subsequent purchaser or assignee shall notify an Account Obligor in writing that a Purchased Receivable has been sold to Purchaser or such subsequent purchaser or assignee.
7.    Right of Transfer. Purchaser may assign the Purchased Receivables and/or its rights under this Agreement to any other entity subject to such assignee and each successor assignee agreeing to be bound by the terms set forth in this Agreement including Section 6.
8.    Termination. This Agreement shall terminate upon the final payment or other liquidation of the last outstanding Purchased Receivable.

Ex 10.4

9.    Effect of Agreement and Relationship of Parties; Integration. This Agreement is not intended to constitute, and shall not be construed to establish, a partnership or joint venture among any of the Parties. The Parties will have no obligations or responsibilities to each other except as specifically stated herein.
10.    Intention of the Parties.
(a)    The relationship between each Seller and Purchaser hereunder is not intended to be that of debtor and creditor.
(b)    It is the intention of the Parties that the sale of the Purchased Receivables pursuant to this Agreement shall be an absolute sale, without recourse, of the Purchased Receivables (and the Parties agree to treat the transfer of the Purchased Receivables as an absolute sale rather than a secured financing).
11.    Miscellaneous.
(a)    Notices. Except as otherwise expressly provided herein, all notices required or agreed to be given pursuant hereto shall be in writing and shall be deemed to have been properly given, served and received (i) if delivered by messenger, when delivered, (ii) if mailed, on the third (3rd) Business Day after deposit in the United States of America mail certified, postage prepaid, return receipt requested, (iii) if by facsimile or e-mail, upon sender’s transmission, or (iv) if delivered by reputable overnight express courier, freight prepaid, the next Business Day after delivery to such courier. Notices shall be addressed to the Parties as set forth below:
If to Purchaser:
CURO Receivables Holdings II, LLC
c/o CURO Management LLC
3527 North Ridge Road
Wichita, KS 67205
Attn: Don Gayhardt
E-Mail: don.gayhardt@curo.com
With a copy to:
CURO Financial Technologies Corp.
3527 North Ridge Road
Wichita, KS 67205
Attn: Vin Thomas
E-Mail: vinthomas@curo.com

Ex 10.4

If to any Seller:
c/o CURO Management LLC
3527 North Ridge Road
Wichita, KS 67205
Attn: Don Gayhardt
E-Mail: don.gayhardt@curo.com
With a copy to:
CURO Financial Technologies Corp.
3527 North Ridge Road
Wichita, KS 67205
Attn: Vin Thomas
E-Mail: vinthomas@curo.com
The Parties may change their addresses for notice by serving written notice upon all other Parties.
(b)    Execution in Counterparts. This Agreement and any waiver or amendment hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement and each of the other Loan Documents may be executed and delivered by facsimile, portable document format (.pdf), or other Electronic Transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart. Delivery of an executed electronic signature page of this Agreement and each of the other Loan Documents by facsimile, portable document format (.pdf), or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof and each party to this Agreement and each of the other Loan Documents agrees that it will be bound by its own signature and that it accepts the facsimile, portable document format (.pdf), or other electronic signature of each other party to this Agreement and each of the other Loan Documents. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Agreement or any Loan Document which has been converted into electronic form (such as scanned portable format (.pdf)), or an electronically signed Agreement or any Loan Document converted into another format, for transmission, delivery and/or retention. The Administrative Agent may, at its option, create one or more copies of such Agreement in an electronic form (“Electronic Copy”), which shall be deemed created in the ordinary course of the Administrative Agent’s business, and destroy the original paper document. Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile, portable document format (.pdf), or other Electronic Transmission document or signature. The words “execution,” “executed,” “signed,” “signature,” and words of like import in this paragraph shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic

Ex 10.4

Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by electronic mail (“e-mail”) or E-Fax, or otherwise to or from an electronic system or other equivalent service.
(c)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law provisions thereof.
(d)    Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
(e)    Complete Agreement; Successors and Assigns. This Agreement constitutes the complete agreement between the Parties with respect to the subject matter hereof and supersedes all existing agreements and all oral, written, or other communications between the Parties concerning its subject matter. The Parties make no representations or warranties to each other, except as specifically set forth in or specified by this Agreement. All prior representations and statements made by any Party or its representatives, whether verbally or in writing, are deemed to have been merged into this Agreement. This Agreement shall be binding upon the Parties and their respective successors and permitted assigns in particular the covenants set forth in Section 6 of this Agreement which shall apply to each subsequent purchaser or assignee of any or all of the Purchased Receivables provided however, that no Seller may assign any of its rights or obligations hereunder.
(f)    Waivers and Amendments. No delay on the part of a Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by such Party of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of any provision of this Agreement shall be effective unless in writing and signed by each of the Parties.
(g)    References to Sections and Agreement; Captions. Unless otherwise indicated either expressly or by context, any reference in this Agreement to a “Section” shall be deemed to refer to a Section to this Agreement. All references herein to this Agreement shall, as of any time after the date hereof, be deemed to include all amendments hereto which have been made prior to such time in accordance with Section 11(f). Section captions, headings and titles used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.
(h)    Jurisdiction, Venue and Service of Process. The Parties hereby consent to the exercise of jurisdiction over its person and its property by any court of competent jurisdiction situated in New York, New York (whether it be a court of the State of New York or a court of the United States of America situated in New York, New York) for the enforcement of this Agreement or in any other controversy, dispute or question arising hereunder, and each Party hereby waives any and all personal or other rights to object to such jurisdiction for such purposes. Each Party, for itself and its successors

Ex 10.4

and assigns, hereby waives any objection which it may have to the laying of venue of any such action or suit at any time, each Party agrees that service of process may be made, and personal jurisdiction over such Party obtained, by service of a copy of the summons, complaint and other pleadings required to commence such litigation by personal delivery or by United States of America certified or registered mail, return receipt requested, addressed to such Party at its address for notices as provided in this Agreement. Each Party waives all claims of lack of effectiveness or error by reasons of any such service.
(i)    Confidentiality. All oral and written information about each of the Parties, their respective businesses and customers, and this Agreement (collectively, the “Records”), are valuable and proprietary assets. Each of the Parties (and each of their respective employees and agents) shall treat the Records as strictly confidential and, except as expressly authorized hereunder, will not disclose such Records to any Person (other than its Affiliates and, in the case of Purchaser, to the Servicer, proposed transferees of the Purchased Receivables, the Agent and the Lenders) or use such Records other than in accordance therewith. Each Party will use its best efforts to ensure that its employees and agents maintain such confidentiality. Each Party will notify the other Parties immediately upon receiving a subpoena or other legal process about any other Party’s Records and will cooperate with the other Parties to comply with or oppose the subpoena or legal process. This Section 11(i) will not apply to information, documents, and material that are in or enter the public domain other than through a wrongful act or omission of a Party.
(j)    Jury Waiver. THE PARTIES HEREBY EACH WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE PARTIES EACH REPRESENT TO EACH OTHER THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL WITHOUT A JURY.
(k)    Compliance with Law and Regulation. The performance of each of the Parties under this Agreement is subject to all applicable Applicable Law and any Governmental Authority and each Party covenants to comply with all applicable Applicable Law and the lawful and reasonable actions or requests of duly authorized Governmental Authorities in connection with the matters contemplated by this Agreement. If any Party becomes aware of any change in any Applicable Law affecting the performance of obligations by any Party under this Agreement, it shall promptly thereafter provide written notice of the same to the other Parties, provided that the failure to provide such notice shall not relieve any Party of its obligation to comply with all applicable Applicable Law as may change from time to time. Nothing in this Agreement shall be construed as compelling any Party to act in violation of any applicable Applicable Law.
(l)    Limitations on Liability/Waiver of Claims. Each Seller and Purchaser knowingly, voluntarily and intentionally waive any right to claim for punitive damages in connection with any

Ex 10.4

claim or dispute, action or proceeding against any other Party arising under or in connection with this Agreement, in tort, at law or in equity, or by virtue of any statute or otherwise.
(m)    Provision of Information. Until this Agreement shall have terminated, each Seller shall, to the extent not prohibited by any applicable Requirement of Law, in addition to the foregoing, furnish to Purchaser upon reasonable advance request such additional reports or information, including, without limitation, updated financial data or credit reports or information required by any applicable Applicable Law, and copies of such documents as may be contained in the loan file for each Purchased Receivable. All such reports, documents or information shall be provided by and in accordance with all reasonable written instructions and directions that Purchaser may give. Any Seller may require that Purchaser pay or advance to such Seller all reasonable costs and expenses of such Seller incurred in connection with such Seller’s performance under, or compliance with any request of Purchaser under this Section 11(m).
(n)    Survival. Except as otherwise expressly provided herein, all the representations, warranties, terms and covenants of the Parties including, but not limited to indemnifications, shall survive any Purchase and the termination of this Agreement.
(o)    Cooperation. Each Party shall cooperate in good faith regarding the implementation of the transactions contemplated by this Agreement.
12.    Indemnification Provisions.
(a)    Indemnity.
(i)    By each Seller. Each Seller (an “Seller Indemnifying Party”) shall, jointly and severally, indemnify and hold harmless Purchaser, its respective Affiliates and their respective members, managers, officers, directors, trustees, agents and employees (collectively, “Purchaser Indemnified Parties”), from and against any claims, loss, cost, liability, damage or expense (including, without limitation, reasonable and documented attorney’s fees and expenses) (“Indemnified Amounts”) that arise out of or relate to (A) any breach by any Seller Indemnifying Party of its express representations, warranties, covenants or other responsibilities set forth in this Agreement or (B) any willful misconduct or gross negligence by any Seller Indemnifying Party or any of its officers, directors, agents, employees, representatives or assignees with respect to the Purchased Receivables; provided that that a Seller shall not be liable pursuant to this indemnity for any Indemnified Amounts (A) arising due to the deterioration in the credit quality or market value of the Purchased Receivables to the extent that such credit quality or market value was not misrepresented in any material respect by such Seller or any of its Affiliates, (B) arising from the failure of any Account Obligor to pay amounts due and owing under any Purchased Receivables unless such failure resulted from the material breach of any covenant of or a misrepresentation by such Seller hereunder or from such Seller’s or its Affiliates’ fraud, gross negligence or willful misconduct, or (C) to the extent that a court having competent jurisdiction shall have determined by a final judgment (not subject to further appeal) that such Indemnified Amount resulted from (i) the fraud, gross negligence or willful misconduct of such Purchaser Indemnified Party or (ii) a material breach of any Loan Document by such Purchaser Indemnified Party.

Ex 10.4

(ii)    By Purchaser. Purchaser (the “Purchaser Indemnifying Party” and, together with each Seller Indemnifying Party, the “Indemnifying Parties” and each, individually, an “Indemnifying Party”) shall indemnify and hold harmless any Seller, its Affiliates and its members, managers, officers, directors, agents and employees (collectively, “Seller Indemnified Parties” and, together with the Purchaser Indemnified Parties, the “Indemnified Parties” and each, individually, an “Indemnified Party”), from and against any claims, loss, cost, liability, damage or expense (including, without limitation, reasonable attorney’s fees and costs of suits) that arise out of or relate to (A) any breach by such Purchaser Indemnifying Party of its express representations, warranties, covenants or other responsibilities set forth in this Agreement or (B) any willful misconduct or gross negligence by any Purchaser Indemnifying Party or any of its respective officers, directors, agents, employees, representatives or assignees with respect to the Purchased Receivables. Purchaser Indemnifying Parties shall not be liable to any Seller Indemnified Party for the foregoing to the extent the Losses arise from any such Seller Indemnified Party’s gross negligence or willful misconduct, as determined by final non-appealable order of a court of competent jurisdiction.
(iii)    Limitations on an Seller’s Indemnification Obligations. Purchaser acknowledges that it has purchased the Purchased Receivables “AS IS,” without reliance on any representations or warranties of any Seller except as expressly provided herein, and that the Purchase Price of each Purchase reflects such fact. A Seller shall not be obligated to pay any Indemnified Amounts for any breach of the representation set forth in Section 5(a)(xii) if such Seller has paid the related Reassignment Amount.
(b)    Indemnification Procedure. Whenever any claim of the type which would occasion indemnification under this Section 12 is asserted or threatened by any Indemnified Party against any Indemnifying Party, the Indemnified Party shall promptly notify such Indemnifying Party of such claim. The notice shall include, if known, the facts constituting the basis for such claim, including, if known, the amount or an estimate of the amount of the liability arising therefrom. In the event of any claim for indemnification hereunder resulting from or in connection with the claim or legal proceedings of a claimant not a Party to this Agreement, the Indemnifying Party shall have the right, at its option, at its expense and with its own counsel which counsel shall be reasonably satisfactory to the Indemnified Party to assume the defense of any such claim or any litigation resulting from such claim or to participate with its own counsel which counsel shall be reasonably satisfactory to the Indemnified Party in the compromise or defense thereof. If the Indemnifying Party undertakes to assume the defense of any such claim or litigation or participate in the compromise thereof, it shall promptly notify the Indemnified Party of its intention to do so, and, as a condition to the Indemnifying Party’s indemnification obligation, the Indemnified Party shall cooperate reasonably with the Indemnifying Party and its counsel (but at the sole expense of the Indemnifying Party) in the defense against or compromise of any such claim or litigation. Anything in this Section 12(b) to the contrary notwithstanding, no Indemnified Party shall compromise or settle any such claim or litigation without the prior written consent of the applicable Indemnifying Party, which consent will not be unreasonably withheld; provided, however, that if the Indemnified Party shall have any potential liability with respect to, or may be adversely affected by, such claim or litigation, the Indemnifying Party shall not settle or compromise such claim or litigation without the prior written consent of the Indemnified Party.

Ex 10.4

(c)    Losses. For the purposes of this Agreement, the term “Losses” shall mean all out‑of‑pocket costs, damages, losses, fines, penalties, judgments, settlements, and expenses whatsoever, including, without limitation, (i) outside attorneys’ fees and disbursements and court costs reasonably incurred by the Indemnified Party; and (ii) costs (including reasonable expenses and reasonable value of time spent) attributable to the necessity that any officer or employee (other than in-house attorneys) of any Indemnified Party spend more than twenty-five percent (25%) of his or her normal business hours, over a period of two (2) months, in connection with any judicial, administrative, legislative, or other proceeding.
(d)    Survival. The provisions of this Section 12 shall survive the termination of this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties, each intending to be legally bound hereby, have caused this Agreement to be executed by its duly authorized officer as of the date first above written.
ADVANCE GROUP, INC.
AVIO CREDIT, INC.
CASH COLORADO, LLC
CONCORD FINANCE, INC.
FMMR INVESTMENTS, INC.
GALT VENTURES, LLC
PRINCIPAL INVESTMENTS, INC.
SCIL, INC.
SPEEDY CASH ILLINOIS, INC.

By: /s/Don Gayhardt
Name: Donald F. Gayhardt Jr.
Title: President & Chief Executive Officer

CURO RECEIVABLES HOLDINGS II, LLC

By: /s/Don Gayhardt
Name: Donald F. Gayhardt Jr.
Title: President & Chief Executive Office

Ex 10.4